Exhibit 99.1

Global Credit Research

Rating Action

9 OCT 2003

Rating Action: Schering-Plough Corporation

MOODY'S DOWNGRADES SCHERING-PLOUGH CORPORATION'S SR. UNSEC. RATING TO (P)A3 FROM (P)A1; DOWNGRADES SHORT TERM RATING TO PRIME-2 FROM PRIME-1; STABLE RATING OUTLOOK

Approximately $1.9 Billion of Rated Securities Affected.

New York, October 09, 2003 -- Moody's Investors Service downgraded the ratings of Schering-Plough Corporation, concluding a rating review initiated on August 26, 2003.

Ratings downgraded:

Schering-Plough Corporation:

Senior unsecured shelf registration to (P)A3 from (P)A1;

Commercial paper to Prime-2 from Prime-1

Schering Corporation:

Commercial paper to Prime-2 from Prime-1

The rating outlook is stable.

The rating downgrade is based primarily on (1) higher operating risks affecting several of the company's core product franchises, (2) concern that Schering-Plough's operating cash flow and free cash flow will fall below Moody's earlier expectations, even after considering the effect of the recently announced dividend cut, (3) the challenges associated with the company's turnaround, which Moody's believes is extremely dependent on Zetia; and (4) the likelihood that Schering-Plough's large net cash position, which has been a primary credit positive, could substantially erode.

Moody's believes that Schering-Plough's performance over the near to intermediate term will continue to be affected by operating challenges which include: branded competition from Roche in the hepatitis market, potential generic competition for Rebetol, significantly lower market share of Claritin and Clarinex in the branded antihistamine market, and intense competition for Nasonex. In particular, the company could experience a rapid decline in U.S. sales of Rebetol, which totaled $865 million in 2002.

In Moody's view, Schering-Plough's risk profile is heightened by its significant reliance upon and ongoing investment in Zetia to restore its financial performance in 2005 and beyond. Moody's maintains high expectations for Zetia, given its ability as a monotherapy product to reduce cholesterol levels, as well as its ability to achieve incremental cholesterol reduction when added to statin therapy. Schering-Plough and Merck are continuing to invest in a Zetia/Zocor fixed combination, which could be filed for FDA approval later in 2003 and hence potentially launched in late 2004. Moody's believes this product, if approved, possesses major commercial potential, especially considering the backing of Merck. However, Moody's notes several changing dynamics in the cholesterol market which could impact Zetia's rate of growth. These factors include a recent slowdown in cholesterol prescription growth, and the very recent entry of AstraZeneca's Crestor statin, which may exhibit better efficacy than existing statins and could therefore constrain Zetia's growth as a statin add-on therapy. Regarding Zetia/Zocor, Moody's notes that the product still faces product development risk as it continues through Phase III clinical trials. In addition, Moody's believes that combination product strategies remain largely untested, particularly after one of the ingredients faces generic competition, which is expected with Zocor in mid-2006. The potential launch in late 2004 of Pfizer's Lipitor/Norvasc combination product also creates uncertainty. As a result of these factors, Moody's believes it is extremely difficult to predict the steepness of the growth trajectory of Zetia and Zetia/Zocor, as well as the future earnings and cash flow contribution from the Merck Schering-Plough joint venture. We expect that the overall contribution from Zetia will be negative in 2003, given the ongoing investment in R&D and sales and marketing.

Moody's notes that Schering-Plough's liquidity remains solid, based on cash and short term investments of $4.1 billion reported as of June 30, 2003 compared to $2.1 billion of total debt and preferred equity securities. In addition, the company maintains substantial committed bank facilities without restrictive covenants or onerous conditions precedent to borrowing. However, Moody's believes that cash and investment balances could decline -- or the company's net cash position may erode -- as a result of negative free cash flow, above-average litigation risks, and the potential for acquisitions or in-licensing arrangements. Moody's believes that Schering-Plough, like other companies, will evaluate product deals, evidenced by the recent collaboration with Helsinn for a product to treat chemotherapy-related nausea and vomiting. Given the number of pharmaceutical companies looking for new revenue replenishers, these deals will likely remain highly competitive, and could be expensive for a late stage product.

Following this rating action, Moody's rating outlook on Schering-Plough's ratings is stable. At the new rating level, Schering-Plough may be able to withstand negative and somewhat volatile operating cash flow, as well as modest outflows associated with litigation or acquisitions. In addition, the stable outlook recognizes steps that the company's new senior leadership is taking to reduce expenses, including a voluntary retirement program, merit pay freezes and routine bonus eliminations, and other expense reductions.

Headquartered in Kenilworth, New Jersey, Schering-Plough Corporation is a worldwide pharmaceutical company with activities in human and animal health and consumer products. Sales in 2002 totaled $10.2 billion.

New York
Patrick Finnegan
Managing Director
Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
Michael Levesque
Vice President - Senior Analyst
Corporate Finance Group
Moody's Investors Service

JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

© Copyright 2003, Moody's Investors Service, Inc. and/or its licensors including Moody's Assurance Company, Inc. (together, MOODY'S). All rights reserved.

ALL INFORMATION CONTAINED HEREIN IS PROTECTED BY COPYRIGHT LAW AND NONE OF SUCH INFORMATION MAY BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, REDISTRIBUTED OR RESOLD, OR STORED FOR SUBSEQUENT USE FOR ANY SUCH PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY ANY PERSON WITHOUT MOODY'S PRIOR WRITTEN CONSENT. All information contained herein is obtained by MOODY'S from sources believed by it to be accurate and reliable. Because of the possibility of human or mechanical error as well as other factors, however, such information is provided "as is" without warranty of any kind and MOODY'S, in particular, makes no representation or warranty, express or implied, as to the accuracy, timeliness, completeness, merchantability or fitness for any particular purpose of any such information. Under no circumstances shall MOODY'S have any liability to any person or entity for (a) any loss or damage in whole or in part caused by, resulting from, or relating to, any error (negligent or otherwise) or other circumstance or contingency within or outside the control of MOODY'S or any of its directors, officers, employees or agents in connection with the procurement, collection, compilation, analysis, interpretation, communication, publication or delivery of any such information, or (b) any direct, indirect, special, consequential, compensatory or incidental damages whatsoever (including without limitation, lost profits), even if MOODY'S is advised in advance of the possibility of such damages, resulting from the use of or inability to use, any such information. The credit ratings, if any, constituting part of the information contained herein are, and must be construed solely as, statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities. NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY SUCH RATING OR OTHER OPINION OR INFORMATION IS GIVEN OR MADE BY MOODY'S IN ANY FORM OR MANNER WHATSOEVER. Each rating or other opinion must be weighed solely as one factor in any investment decision made by or on behalf of any user of the information contained herein, and each such user must accordingly make its own study and evaluation of each security and of each issuer and guarantor of, and each provider of credit support for, each security that it may consider purchasing, holding or selling. MOODY'S hereby discloses that most issuers of debt securities (including corporate and municipal bonds, debentures, notes and commercial paper) and preferred stock rated by MOODY'S have, prior to assignment of any rating, agreed to pay to MOODY'S for appraisal and rating services rendered by it fees ranging from $1,500 to $1,800,000.